EXHIBIT 5.1

                          CHAPMAN & FLANAGAN, LTD.
                      A Professional Legal Corporation


Daniel G. Chapman                                        Sean P. Flanagan




                             January 10, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Global Industrial Services, Inc.

Dear Sir or Madam:

     We have acted as counsel to Global Industrial Services, Inc., a Nevada corporation (the "Company"), in connection with its registration statement on Form SB-2 under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission relating to the registration of 13,651,418 shares of its common stock (the "Shares"), $0.001 par value per Share, offered by selling security shareholders named in the registration statement. For the purposes of this opinion, the registration statement and all amendments to the registration statement are collectively referred to as the "Registration Statement."

     In our representation we have examined such documents, corporate records, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, the Articles of Incorporation and Bylaws of the Company.

     Based upon the foregoing, it is our opinion that the Company is duly organized and validly existing as a corporation under the laws of the State of Nevada, and that, pursuant to the laws of the State of Nevada, the Shares, when sold, will be validly issued, fully paid, and non-assessable.

     We are not opining as to any other statements made in the Registration Statement or any other matters. Furthermore, this opinion is limited solely to facts and the laws in existence as of the date hereof, and we provide no opinion as to the effect which any changes in the laws or facts may have upon the matters concerning which we are opining.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of
Section 7 of the Act.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                   Sincerely,

                                   /s/ Chapman & Flanagan, Ltd.
                                   Chapman & Flanagan, Ltd.


           777 N. Rainbow Blvd., Suite 390  Las Vegas, Nevada 89107
             Telephone (702) 650-5660 . Facsimile (702) 650-5667


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